UNDERWRITING AGREEMENT
                        LEGG MASON INVESTORS TRUST, INC.
                       LEGG MASON FINANCIAL SERVICES FUND


            This UNDERWRITING AGREEMENT, made this 5th day of October, 1999 by and between Legg Mason Investors Trust, Inc., a Maryland corporation ("Corporation"), on behalf of Legg Mason Financial Services Fund ("Fund"), and Legg Mason Wood Walker, Incorporated, a Maryland corporation ("Distributor").

            WHEREAS, the Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered shares of common stock of the Fund for sale to the public under the Securities Act of 1933 (the "1933 Act") and filed appropriate notices under various state securities laws; and

            WHEREAS, the Corporation wishes to retain the Distributor as the principal underwriter in connection with the offering and sale of the shares of common stock of the Fund ("Shares") and to furnish certain other services to the Corporation as specified in this Agreement; and

            WHEREAS, this Agreement has been approved by separate votes of the Corporation's Board of Directors and of certain disinterested directors in conformity with Section 15 of, and paragraph (b)(2) of Rule 12b-1 under, the 1940 Act; and

            WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

            NOW,  THEREFORE,   in  consideration  of  the  promises  and  mutual
covenants herein contained, it is agreed as follows:

            1. (a) The Corporation hereby appoints the Distributor as principal underwriter in connection with the offering and sale of Shares of the Fund, and the Distributor accepts the appointment. The Distributor, as exclusive agent for the Corporation, upon the commencement of operations of the Fund and subject to applicable federal and state law and the Articles of Incorporation and By-Laws of the Corporation, shall: (i) promote the Fund; (ii) solicit orders for the purchase of the Shares subject to such terms and conditions as the Corporation may specify; and (iii) accept orders for the purchase of the Shares on behalf of the Corporation (collectively, "Distribution Services"). The Distributor shall comply with all applicable federal and state laws and offer the Shares of the Fund on an agency or "best efforts" basis under which the Corporation shall issue only such Shares as are actually sold. The Distributor shall have the right to use any list of shareholders of the Corporation or the Fund or any other list of investors which it obtains in connection with its provision of services under this Agreement; provided, however, that the Distributor shall not sell or knowingly provide such list or lists to any unaffiliated person without the consent of the Corporation's Board of Directors.

            (b) The Distributor shall provide ongoing shareholder liaison services, including responding to shareholder inquiries, providing shareholders with information on their investments, and any other services now or hereafter deemed to be appropriate subjects for the payments of "service fees" under Conduct Rule 2830 of the National Association of Securities Dealers, Inc. ("NASD") (collectively, "Shareholder Services").

            2. The Distributor may enter into dealer agreements with registered and qualified securities dealers it may select for the performance of Distribution and Shareholder Services and may enter into agreements with qualified dealers and other qualified entities to perform recordkeeping and sub-accounting services, as well as Shareholder Services, the form of such agreements to be as mutually agreed upon and approved by the Corporation and the Distributor. In making such arrangements, the Distributor shall act only as principal and not as agent for the Corporation. No such dealer or other entity is authorized to act as agent for the Corporation in connection with the offering or sale of Shares to the public or otherwise, except for the limited purpose of determining the time as of which Shares are to be priced, and then only if the agreement expressly provides in writing that it shall so act.

            3. The public offering price of the Shares of the Fund shall be the net asset value per share (as determined by the Corporation) of the outstanding Shares of the Fund plus any applicable sales charge as described in the Registration Statement of the Corporation. The Corporation shall furnish the Distributor with a statement of each computation of public offering price and of the details entering into such computation.

            4. As compensation for providing Distribution Services under this Agreement, the Distributor shall retain the sales charge, if any, on purchases of Shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Corporation upon receipt of the proceeds and retain the sales charge, if any. The Distributor shall receive from the Fund a distribution fee and a service fee at the rates and under the terms and conditions of the Distribution Plans ("Plans") adopted by the Corporation with respect to the Fund, as such Plans are in effect from time to time, and subject to any further limitations on such fees as the Corporation's Board of Directors may impose. The Distributor may reallow any or all of the sales charge, distribution fee and service fee that it has received under this Agreement to such dealers or sub-accountants as it may from time to time determine; provided, however, that unless permitted under the rules of the NASD, the Distributor may not reallow to any dealer for Shareholder Services an amount in excess of .25% of the average annual net asset value of the shares with respect to which said dealer provides Shareholder Services.

            5. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by the Corporation with the Securities and Exchange Commission and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information with respect to the Fund filed by the Corporation as part of the Registration Statement, or as they may be amended from time to time.

            6. The Distributor shall print and distribute to prospective investors Prospectuses, and shall print and distribute, upon request, to prospective investors Statements of Additional Information, and may print and distribute such other sales literature, reports, forms and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor and any dealer or sub-accountant shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Distributor by the Corporation, and the Corporation shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, any dealer or sub-accountant, or their representative or agents. Except as specifically provided in this Agreement, the Corporation shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

            7. The Corporation agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information, and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund's communications with persons who are shareholders of the Fund.

            8. The Corporation agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses
(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Registration Statement not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Corporation or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Corporation shall not indemnify the Distributor for conduct as set forth in paragraph 9. The Distributor agrees that it shall look only to assets of the Fund, and not to any other series of the Corporation, for satisfaction of any obligation created by this paragraph or otherwise arising under this Agreement.

            9. The Distributor agrees to indemnify, defend and hold the Corporation, its several officers and directors, and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses

(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Corporation, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, on account of any wrongful act of the Distributor or any of its employees or arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Corporation for use in the Registration Statement or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading. As used in this paragraph, the term "employee" shall not include a corporate entity under contract to provide services to the Corporation or any series, or any employee of such a corporate entity, unless such person is otherwise an employee of the Corporation.

            10. The Corporation reserves the right at any time to withdraw all offerings of the Shares of the Fund, or limit the offering of Shares, by written notice to the Distributor at its principal office.

            11.  The  Corporation  shall  not  issue  certificates  representing
Shares.

            12. The Distributor may at its sole discretion, directly or through dealers, repurchase Shares offered for sale by the shareholders or dealers. Repurchase of Shares by the Distributor shall be at the net asset value next determined after a repurchase order has been received. The Distributor will receive no commission or other remuneration for repurchasing Shares. At the end of each business day, the Distributor shall notify, by telex or in writing, the Corporation and State Street Bank and Trust Company, the Corporation's transfer agent, of the orders for repurchase of Shares received by the Distributor since the last such report, the amount to be paid for such Shares, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice, the Corporation shall pay the Distributor such amounts as are required by the Distributor for the repurchase of such Shares in cash or in the form of a credit against moneys due the Corporation from the Distributor as proceeds from the sale of Shares. The Corporation reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation's transfer agent shareholder and dealer requests for redemption of Shares.

            13. The Distributor is an independent contractor and shall be agent for the Corporation only in respect to the sale and redemption of the Shares.

            14. The services of the Distributor to the Corporation under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

            15. The Distributor shall prepare reports for the Corporation's Board of Directors on a quarterly basis showing such information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board of Directors.

            16. As used in this Agreement, the terms "assignment," "interested person" and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions or other modifications as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

            17. This Agreement will become effective with respect to the Fund on the date first written above and, unless sooner terminated as provided herein, will continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Corporation's Board of Directors or (ii) by a vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Corporation's Directors who are not interested persons (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

            18. This Agreement is terminable, without penalty by the Corporation's Board of Directors, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or by the Distributor, on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of the Distributor and the Corporation. This Agreement will also automatically and immediately terminate in the event of its assignment.

            19. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            20. In the event this Agreement is terminated by either party or upon written notice from the Distributor at any time, the Corporation hereby agrees that it will eliminate from its corporate name any reference to the name of "Legg Mason." The Corporation shall have the non-exclusive use of the name "Legg Mason" in whole or in part only so long as this Agreement is effective or until such notice is given.

            IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                     LEGG MASON INVESTORS TRUST, INC.



By: /s/ Wm. Shane Hughes                    By: /s/ Marie K. Karpinski
    ------------------------------              --------------------------------
        Wm. Shane Hughes                        Marie K. Karpinski
        Secretary                               Vice President and Treasurer

Attest:                                     LEGG MASON WOOD WALKER, INC.



By: /s/ Marc Duffy                          By: /s/ Andrew T. Bowden
    ------------------------------              --------------------------------
                                                Andrew J. Bowden
                                                Vice President